UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2010
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)
281-776-7000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement.
     On November 8, 2010, The Men’s Wearhouse, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with George Zimmer, Chairman and Chief Executive Officer of, and spokesperson for, the Company.
     Pursuant to the terms of the License Agreement, the Company has the right to use George Zimmer’s likeness, which is a registered trademark, in connection with the Company’s advertising and marketing (the “License”) for so long as Mr. Zimmer is an employee of the Company for an annual license fee of $10,000. If Mr. Zimmer ceases to be an employee of the Company for any reason, then the Company would be required to pay Mr. Zimmer or his estate $250,000 per year for four years for the continued License. Thereafter, the Company will have the option to continue the License on an annual basis for $250,000 a year.
     The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 5, 2010, The Men’s Wearhouse, Inc. (the “Company”) entered into a Fourth Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) with David H. Edwab, Vice Chairman of the Company. The Amended and Restated Employment Agreement provides for the following changes to his existing employment agreement:
     (i) The initial term is extended through February 5, 2013 and will be automatically extended for successive one year terms unless the requisite prior written notice is provided by either party; provided, however, that in any event the Amended and Restated Employment Agreement will terminate on February 5, 2016;
     (ii) Mr. Edwab’s annual salary shall remain $300,000 through the Company’s 2010 fiscal year end and shall then be increased to $395,000 per year thereafter;
     (iii) If the Company notifies Mr. Edwab that the Company does not intend to extend his employment under the Amended and Restated Employment Agreement at the end of the initial term or any extended term, then:
•	the Company will be required to pay Mr. Edwab:
•	all amounts owed through the date of termination,
•	an amount equal to the monthly life insurance premiums applicable to Mr. Edwab’s coverage though the Company’s life insurance plan through the earlier of February 6, 2016 or two years following the date of termination and
•	an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of termination (provided the Company is still making employer contributions to any such plan on the date of termination),

•	Mr. Edwab will continue to receive:
•	his annual salary to which he is entitled under the Amended and Restated Employment Agreement until the earlier of February 6, 2016 or two years following the date of termination and
•	weekly installment payments equal of $1250 beginning on the earlier of February 6, 2016 or two years following the date of termination and ending when Mr. Edwab reaches age 65, at which time the Company’s interest in the insurance policies referred to and covered by the split-dollar life insurance agreements between the Company and Mr. Edwab (the “Split Dollar Policies”) will be assigned to Mr. Edwab, and
•	until Mr. Edwab reaches age 65, the Company will be required to arrange to provide Mr. Edwab and his dependents medical insurance benefits;
     (iv) If Mr. Edwab’s employment is terminated as a result of his death, then the Company will be required to:
•	pay to Mr. Edwab’s estate all amounts owed to Mr. Edwab through the date of termination and an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of Mr. Edwab’s death (provided the Company is still making employer contributions to any such plan on the date of his death), and
•	arrange to provide Mr. Edwab’s dependents medical insurance benefits until the date on which Mr. Edwab would have turned 65;
     (v) If Mr. Edwab’s employment is terminated because of his permanent disability, then:
•	the Company will be required to pay Mr. Edwab:
•	all amounts owed through the date of termination,
•	an amount equal to the monthly life insurance premiums applicable to Mr. Edwab’s coverage though the Company’s life insurance plan through the earlier of February 6, 2016 or two years following the date of termination and
•	an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of termination (provided the Company is still making employer contributions to any such plan on the date of termination),
•	Mr. Edwab will continue to receive his annual salary to which he is entitled under the Amended and Restated Employment Agreement until the earlier of February 6, 2016 or two years following the date of termination,

•	until Mr. Edwab reaches age 65, the Company will be required to arrange to provide Mr. Edwab and his dependents medical insurance benefits, and
•	the Company will assign its interest in the Split Dollar Policies to Mr. Edwab;
     (vi) If the Amended and Restated Employment Agreement is not terminated before February 6, 2016, then thereafter and until Mr. Edwab reaches age 65, the Company will arrange to provide Mr. Edwab and his dependents medical insurance benefits, make weekly cash installment payments of $1,250 to Mr. Edwab, and when Mr. Edwab reaches age 65, the Company will assign its interest in the Split Dollar Policies to Mr. Edwab;
     (vii) If Mr. Edwab voluntarily terminates his employment at any time after February 6, 2013 and before February 6, 2016, the Company will assign its interest in the Split Dollar Policies to Mr. Edwab;
     (viii) The definition of activities that are deemed to be competing with the business of the Company and its subsidiaries under the Amended and Restated Employment Agreement is expanded to include the sale or rental of occupational uniforms or other corporate wear merchandise; and
     (ix) The Company agreed to grant to Mr. Edwab, on February 5, 2011, 96,800 restricted shares of the Company’s Common Stock under the Company’s 1996 Long-Term Incentive Plan, which will vest with respect to 19,360 shares initially covered thereby on February 5th of each year from 2012 through 2016. In the event of termination of Mr. Edwab’s employment, other than for cause or by reason of voluntary termination, a portion of the unvested shares of restricted stock will immediately vest. In addition, in the event of termination of Mr. Edwab’s employment for cause or by reason of voluntary termination, all unvested shares of such restricted stock will immediately terminate.
     The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Employment Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Number	Description

10.1	License Agreement dated effective as of November 5, 2010, by and between the George Zimmer 1988 Living Trust and The Men’s Wearhouse, Inc.

10.2	Fourth Amended and Restated Employment Agreement dated effective as of October 25, 2010, by and between The Men’s Wearhouse, Inc. and David H. Edwab.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010
THE MEN’S WEARHOUSE, INC.
	By	/s/ Diana M. Wilson
Diana M. Wilson
Senior Vice President and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description

10.1	License Agreement dated effective as of November 5, 2010, by and between the George Zimmer 1988 Living Trust and The Men’s Wearhouse, Inc.

10.2	Fourth Amended and Restated Employment Agreement dated effective as of October 25, 2010, by and between The Men’s Wearhouse, Inc. and David H. Edwab.